EXHIBIT 10.73
FIRST AMENDMENT
TO THE BOWATER INCORPORATED
2004 NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN
     WHEREAS, Bowater Incorporated, a Delaware corporation (the “Corporation”), maintains the Bowater Incorporated 2004 Non-Employee Director Stock Unit Plan, effective as of May 1, 2004 (the “Plan”);
     WHEREAS, the Corporation desires to amend the Plan to (i) terminate the Plan effective as of December 31, 2008 and (ii) credit participants’ outstanding stock units to the newly established AbitibiBowater Inc. Outside Director Deferred Compensation Plan effective January 1, 2009; and
     WHEREAS, the Board is authorized to amend and terminate the Plan pursuant to Section 10 of the Plan.
     NOW, THEREFORE, effective as of December 31, 2008, the Plan is hereby amended to add a new Section 15 to read as follows:
     “15. Termination of the Plan. Notwithstanding any provision in the Plan to the contrary, this Section shall apply effective December 31, 2008. The Plan is hereby terminated effective as of December 31, 2008. Participants’ outstanding Stock Units as of December 31, 2008 shall be credited on January 1, 2009 to a bookkeeping account established in the name of the participant under the AbitibiBowater Inc. Outside Director Deferred Compensation Plan and shall be subject to and paid pursuant to the terms of such plan.”
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     IN WITNESS WHEREOF, the undersigned authorized officer of Bowater Incorporated has executed this First Amendment to the Plan as of December 17, 2008, to evidence its adoption by Bowater Incorporated.

BOWATER INCORPORATED

By:	/s/ William G. Harvey William G. Harvey

Its:	Senior Vice President and Treasurer